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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FRIEDMAN INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
GENERAL

FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 6, 2007, at 11:00 a.m. (local time), for the following purposes:

(1) To elect a board of nine directors for the ensuing year.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on July 13, 2007, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Ben Harper
Secretary

July 27, 2007
Houston, Texas

IMPORTANT

Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on September 6, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, September 6, 2007 (the “Annual Meeting”), in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

At the close of business on July 13, 2007, there were 6,712,108 shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2007, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about July 27, 2007, to shareholders of record as of July 13, 2007.

ELECTION OF DIRECTORS

The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of nine members.

It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the nine nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the nominating committee of the Board of Directors.

The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each director nominee receiving a plurality of votes cast will be elected director. The withholding of authority by a shareholder, abstentions and broker non-votes will be considered as not voted and will have no effect on the results of the election of those nominees.

The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age
William E. Crow	Chief Executive Officer since February 2006; President of the Company since 1996; President of Texas Tubular Products Division since 1990; formerly Vice President of the Company since 1981; formerly Chief Operating Officer of the Company since 1996	1998	60
Harold Friedman	Chairman of the Board since May 2006; formerly Vice Chairman of the Board of the Company since 1995; formerly President and Chief Operating Officer of the Company since 1975	1965	77
Jack Friedman	Retired; formerly Chairman of the Board and Chief Executive Officer of the Company since 1972	1965	86
Charles W. Hall	Attorney, Fulbright & Jaworski L.L.P. (law firm), Houston, Texas	1974	77
Durga D. Agrawal	President, Piping Technology & Products, Inc. (pipe fabrication), Houston, Texas	2006	62
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	72
Hershel M. Rich	Private investor and business consultant, Houston, Texas	1979	82
Joel Spira	Private investor; formerly Partner, Weinstein, Spira & Company (accounting firm), Houston, Texas	2007	69

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age
Joe L. Williams	Business Development Manager Wells Fargo Insurance Services of Texas, Inc. (insurance and risk management), Houston, Texas, since February 2007; formerly Senior Vice President, Acordia of Texas, Inc., Houston, Texas, since 2005; formerly Managing Director, Acordia of Texas, Inc. since 2003; formerly for more than five years, Chairman and Chief Executive Officer, Wisenberg Insurance + Risk Management (insurance and risk management), Houston, Texas	2000	61

BOARD OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors. In addition to regular Board meetings, the Board of Directors has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Weaver, who resigned as a director in June 2007, served as the presiding director for the executive sessions. The Board of Directors intends to appoint a replacement presiding director at its next meeting.

Director Qualifications

As set forth in the Charter of the Nominating Committee of the Board of Directors, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the applicable rules of the American Stock Exchange. In addition, the nominating committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the nominating committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

Identifying and Evaluating Nominees for Directors

The nominating committee of the Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The nominating committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will consider various potential candidates for director. Candidates may come to the attention of the nominating committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Sources for New Nominees

Dr. Agrawal and Mr. Spira were initially recommended by a non-management director and the Chairman of the Board, respectively, to the nominating committee, which in turn considered their potential nomination as directors and then recommended Dr. Agrawal and Mr. Spira to the full Board for election and inclusion in the list of nominees to be elected at the Annual Meeting of Shareholders.

Board of Directors Independence

The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. J. Friedman, H. Friedman and Crow, are independent and have no material relationship with the Company that would interfere with the exercise of independent judgment.

Attendance at the Annual Meeting of Shareholders

The Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend the Annual Meeting of Shareholders. Seven of the eight directors attended the 2006 Annual Meeting of Shareholders.

Communications with the Board

Shareholders may contact the Company’s directors, a committee of the Board of Directors, the Board of Directors’ independent directors as a group or the Board of Directors generally, by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 21147, Houston, Texas 77226, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

Proposals submitted by shareholders for inclusion in the Company’s annual proxy statement will not be considered shareholder communications under this policy and should be handled in accordance with the rules and regulations promulgated from time to time by the Securities and Exchange Commission and the procedures described below in this proxy statement.

Investor Information

To obtain a printed copy of our Code of Conduct and Ethics or the charter for the audit committee or the nominating committee of the Board of Directors, send a request to us in care of Investor Relations, P.O. Box 21147, Houston, Texas.

Director Compensation

With the exception of Messrs. Crow, J. Friedman and H. Friedman, directors are paid $2,000 per quarter. In addition, the chairman of the audit committee and members of such committee receive $1,000 and $750, respectively, for each committee meeting attended. Messrs. Crow, H. Friedman and J. Friedman receive no compensation for serving as directors.

Except for the Mr. Crow who is a Named Executive Officer, the following table summarizes compensation paid to each director during the fiscal year ended March 31, 2007:

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Compensation		Total
Name	($)	($)	($)	($)	Earnings	($)		($)

Harold Friedman	—	—	—	—	—	13,200	(1)	13,200
Jack Friedman	—	—	—	—	—	2,400	(2)	2,400
Durga Agrawal, Ph.D.(3)	2,000	—	—	—	—	—		2,000
Charles W. Hall	8,000	—	—	—	—	—		8,000
Alan M. Rauch	14,000	—	—	—	—	—		14,000
Hershel M. Rich	8,000	—	—	—	—	—		8,000
Joel Spira(4)	—	—	—	—	—	—		—
Kirk K. Weaver(5)	16,000	—	—	—	—	—		16,000
Joe L. Williams	14,000	—	—	—	—	—		14,000

(1)	In December 2004, the Company entered into a Service Agreement with H. Friedman, former Vice Chairman of the Board, a director of the Company and, since May 2006, Chairman of the Board. Pursuant to the Service Agreement, effective as of December 31, 2004, Mr. Friedman resigned as Vice Chairman of the Board and retired as a full-time employee of the Company. The Service Agreement provides that Mr. H. Friedman will remain a part-time employee of the Company at an annual salary of $13,200 for an initial term beginning January 1, 2005, and ending December 31, 2009 (subject to earlier termination upon certain specified events), and, thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and the Company’s right to terminate the agreement as of the end of any such one-year term).

(2)	Effective as of the close of business on February 8, 2006, Mr. J. Friedman retired as Chairman of the Board and Chief Executive Officer and as an employee of the Company. The Company has agreed to continue to provide Mr. J. Friedman office facilities and secretarial assistance for his future use.

(3)	Named as a director in December 2006.

(4)	Named as a director in March 2007.

(5)	Mr. Weaver resigned as a director effective June 1, 2007.

Board of Directors Affiliations

Messrs. H. Friedman and J. Friedman are brothers and cousins to Mr. Spira. Mr. Hall is associated with Fulbright & Jaworski L.L.P., legal counsel for the Company. Mr. Williams is the Business Development Manager of Wells Fargo Insurance Services of Texas, Inc. which provides various insurance services to the Company.

Policies and Procedures with Respect to Approval of Related Party Transactions

In February 2007, the audit committee of the Board of Directors adopted a written policy with respect to related party transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction between the Company and any related party other than transactions (i) available to all employees generally or (ii) involving less than $5,000 when aggregated with all similar transactions. The audit committee is responsible for reviewing, approving and ratifying any related party transaction. In general, the policy prohibits all related party transactions although the audit committee may approve related party transactions (A) in exceptional circumstances where the situation is urgent and no reasonable alternatives exist, (B) when the benefit is unique and significant or (C) the economic value to the Company is highly compelling over an extended period.

Compensation Committee Interlocks and Insider Participation

No member of the compensation and stock option committee of the Board of Directors was, during fiscal 2007, an officer or employee of the Company or its subsidiary, or was formerly an officer of the Company or its subsidiary, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

During fiscal 2007, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the compensation and stock option committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the compensation and stock option committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Committees of the Board of Directors and Meeting Attendance

During fiscal 2007, the Board of Directors met six times. Messrs. H. Friedman, Crow and Rauch attended all of the meetings. Messrs. J. Friedman and Rich attended five of the meetings. Messrs. Hall and Williams attended four of the meetings. Messrs. Agrawal and Spira, both new directors, were eligible to attend one meeting each in fiscal 2007. Mr. Agrawal did not attend and Mr. Spira attended this meeting.

The Board of Directors has an audit committee which currently consists of Messrs. Rauch, Spira (Chair) and Williams. The audit committee discusses with the independent accountants and management the Company’s financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages the Company’s independent auditors. The audit committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, as amended, which is not available on the Company’s web site but is attached as Appendix A to this proxy statement. The audit committee met eight times in fiscal 2007, and Messrs. Rauch and Williams attended all of the meetings.

The Board of Directors has a compensation and stock option committee composed of Messrs. Rauch, Rich (Chair) and Williams. The compensation and stock option committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. In addition, the compensation and stock option committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. As permitted by the rules of the American Stock Exchange, the compensation and stock option committee does not currently operate under a charter. The compensation and stock option committee met two times in fiscal 2007. Messrs. Rauch and Rich attended both meetings. Mr. Williams attended one of the meetings.

The Board of Directors has a nominating committee currently composed of Messrs. Agrawal, Hall, Rauch, Rich, Spira and Williams (Chair), each of whom is independent in accordance with the applicable rules of the American Stock Exchange. Board of Directors nominees are proposed by the nominating committee. The nominating committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Nominating Committee, which is not available on the Company’s website but is attached as Appendix B to this proxy statement. The nominating committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors believes that it is in the best interest of the Company to focus the Company’s resources on evaluating candidates at the appropriate time and who come to the Company through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. The nominating committee met three times in fiscal 2007. Messrs. Rauch, Rich, and Williams attended all of the meetings. Mr. Hall attended two of the meetings. Mr. Agrawal was eligible to attend one meeting and did not attend.

During the fiscal year ended March 31, 2007, no director attended fewer than 75% of all meetings of the Board of Directors and of any committee of which such director was a member except for Mr. Hall who attended 67% of the meetings and Mr. Agrawal who attended none of the meetings. Mr. Agrawal is a new director and was eligible to attend two meetings in fiscal 2007.

Audit Committee Qualifications

The Board of Directors has affirmatively determined that all members of the audit committee are independent in accordance with the applicable rules of the American Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board also has determined that each of the members of the audit committee is able to read and understand fundamental financial statements. In addition, the Board has determined that Mr. Spira meets the financial sophistication requirements set forth in the applicable rules of the American Stock Exchange and qualifies as an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Audit Committee Report

The audit committee of the Board of Directors has reviewed and discussed with the Company’s management and Malone & Bailey, PC (“M&B”), the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The committee received and has discussed the written disclosures and letters from M&B required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with M&B its independence in connection with its audit of the Company’s most recent financial statements. The committee has also considered whether the provision of non-audit services to the Company by M&B is compatible with maintaining that firm’s independence.

Based on the review and discussions referred to above, the committee approved, ratified and confirmed the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to liabilities under Section 18 of the 1934 Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the 1934 Act, except to the extent that the Company specifically incorporates these paragraphs by reference.

Alan M. Rauch
Joel Spira
Joe L. Williams

Procedures and Processes for Determining Executive and Director Compensation

The compensation and stock option committee of the Board of Directors is responsible for reviewing and recommending to the full Board of Directors the compensation of the Chief Executive Officer and the Named Executive Officers of the Company. The committee also reviews and discusses with the Chief Executive Officer, and recommends to the full Board of Directors, the compensation for all other officers of the Company. The committee may retain compensation consultants or other advisers it deems appropriate, however the committee’s general practice is not to use a compensation consultant. Based on the committee’s analysis of relevant data, the committee determines its recommendation regarding the compensation of our Chief Executive Officer during an executive session of the committee at which the Chief Executive Officer is not present. Our Chief Executive Officer makes recommendations regarding the compensation of our other executive officers and other officers to the committee. The committee considers the recommendations, discusses the recommendations with our Chief Executive Officer, may discuss the matter in executive session and then makes recommendations to the full Board of Directors. The final determination as to the compensation of the Chief Executive Officer and other officers of the Company is made by the full Board of Directors based on the recommendations of the committee.

The Board of Directors or an authorized committee thereof may from time to time review and determine the form and amount of director compensation, including cash, equity-based awards and other director compensation to maintain a transparent and readily understandable compensation program which insures that the directors continue to receive fair and appropriate compensation for the time commitment required to discharge their duties as directors for a company of our size.

Compensation Committee Report

The compensation and stock option committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such review and the related discussions, the committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Alan M. Rauch
Hershel M. Rich
Joe L. Williams

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid for services rendered during the fiscal year ended March 31, 2007 to each of our executive officers, including the principal executive officer and the principal financial officer (collectively, the “Named Executive Officers”):

							Change in
							Pension Value
							and
							Nonqualified
							Deferred
Name and				Stock	Option	Non-Equity	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Incentive Plan	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)	($)	Compensation	($)	($)(3)	($)

William E. Crow	2007	86,000	276,394	—	—	—	—	5,737	368,131
Chief Executive Officer and President

Ben Harper	2007	77,750	231,328	—	—	—	—	5,172	314,250
Senior Vice President — Finance and Secretary/Treasurer

Thomas Thompson	2007	77,750	231,328	—	—	—	—	5,172	314,250
Senior Vice President — Sales and Marketing

(1)	Represents base salary.

(2)	Includes quarterly bonuses based on a percentage of the Company’s quarterly net income and Christmas bonuses, each of which is paid at the discretion of the Board of Directors.

(3)	Reflects contributions by the Company to the Friedman Industries, Inc. Employees’ Retirement Plan and the Friedman Industries, Inc. Employees’ 401 (K) Plan for the benefit of the Named Executive Officers.

Compensation Discussion and Analysis

The primary objectives of the Company’s compensation program for Named Executive Officers is to retain experienced, honest executives to manage the affairs of the Company and generate profits for its shareholders and to reward such executives appropriately for their efforts. The compensation and stock option committee is charged with the oversight of executive compensation. Members of the committee are Messrs. Alan M. Rauch, Hershel M. Rich (Chair) and Joe L. Williams, each of whom is considered to be an independent director pursuant to the rules of the American Stock Exchange. Recommendations by the committee as to executive compensation are brought before and are considered by the Board of Directors.

Consistent with the primary objectives noted above, the Company pays its Named Executive Officers a base salary considered to be modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly bonus based on a percentage of the Company’s quarterly net income. The quarterly bonuses provide the most significant element of compensation for the Named Executive Officers and generate an incentive for the Named Executive Officers to manage the Company efficiently and thereby produce profits for its shareholders. The Board of Directors determines annually for each Named Executive Officer the percentage of the Company’s net profits that will be used for the next year to determine quarterly bonus payments. No changes to base salaries or to percentages related to quarterly bonuses have been made in the last three fiscal years. Other compensation listed in the Compensation Table relates to the Company’s contribution to the Friedman Industries, Inc. Employees’ Retirement Plan (the “Retirement Plan”) and the Friedman Industries, Inc. Employees’ 401(k) Plan” (the “401(k) Plan”) for the benefit of each Named Executive Officer. The Retirement Plan, a defined contribution plan, covers substantially all employees of the Company. The 401(k) Plan requires participating employees to defer income and the Company matches a portion thereof. The Company matches 25% of the first 4%

of an employee’s deferral amount. The Company maintains group insurance coverage on substantially all of its employees. The Company accrues approximately $1,000 each month for each employee for this coverage.

In the past, under the Company’s 1996 Stock Option Plan, the Company granted options from time to time to certain officers and employees of the Company. Pursuant to this plan, each of Messrs. Crow and Harper were granted options to purchase 42,918 shares of the Company’s Common Stock at $2.33 per share. These options were granted on November 20, 2002 and became fully exercisable on May 20, 2003. Mr. Thompson was also granted options, exercised such options in prior years and has no remaining options. No additional options may be granted under the terms of this plan. The Committee believes that the Named Executive Officers should have some equity interest in the Company to further align their interest with those of the shareholders. However, the Company believes that equity compensation has recently become highly technical, requires substantial oversight and generates significant professional fees from counsel and auditors. Based on these factors and in view of the size of the Company, the Company believes that equity compensation is somewhat inefficient at the current time. Nonetheless, the Company has used equity compensation for executive officers and other key employees in the past and may do so in the future.

The committee is charged with determining the level of compensation for the Named Executive Officers and recommending changes to the Board of Directors. Such compensation is substantially determined by the profitability of the Company. Accordingly, when profits are reduced, remuneration associated with the Named Executive Officers is reduced and conversely, increased profits produce increased remuneration. The committee believes this method of determining compensation is equitable and, overall, is competitive with other public companies of its size.

Quarterly bonuses paid to the Named Executive Officers represented approximately 75% of remuneration paid to each Named Executive Officer. In general, these bonuses do not affect decisions regarding the other elements of compensation such as base salaries and contributions related to Retirement Plan and 401(k) Plan. The committee meets at least one time each fiscal year to review executive compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Company’s executive officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company’s employee benefit plans may be exempt from the deduction limit if certain requirements are met.

The committee has considered the effect of Section 162(m) on the Company’s existing compensation program. Although certain grants of stock options to the Company’s executive officers may not be exempt from the Section 162(m) deduction limitation, the committee believes that for the foreseeable future, the compensation received by its covered executives will be within the limits of deducibility.

Option Exercises and Stock Vested Table

The following table summarizes certain information regarding the exercise of options and the vesting of stock during the fiscal year ended March 31, 2007 for each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

William E. Crow	—	—	—	—
Ben Harper	45,482	427,531	—	—
Thomas Thompson	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information regarding unexercised options, vested stock and equity incentive plan awards outstanding as of the end of the fiscal year ended March 31, 2007 for each of the Named Executive Officers:

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan Awards:
			Equity					Awards:	Market or
			Incentive Plan					Number of	Payout Value
			Awards:					Unearned	of Unearned
	Number of	Number of	Number of			Number of		Shares,	Shares,
	Securities	Securities	Securities			Shares or	Market Value	Units or	Units or
	Underlying	Underlying	Underlying			Units of	of Shares or	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Units of Stock	Rights	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	That Have	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Not Vested	Not Vested	Not Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)
William E. Crow	42,918	—	—	$2.33	11/20/12	—	—	—	—
Ben Harper	42,918	—	—	$2.33	11/20/12	—	—	—	—
Thomas Thompson	—	—	—	—	—	—	—	—	—

Grants of Plan-Based Awards Table

There were no grants made to the Named Executive Officers during the fiscal year ended March
31, 2007.

Pension Benefits

We currently have no defined benefit pension plans.

Nonqualified Deferred Compensation

We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers will receive the same benefits as our other employees upon termination of their employment. None of the Named Executive Officers has a change-in-control agreement with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Securities Exchange Act of 1934, the Company’s directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the act that have been furnished to the Company and written representations that no other reports were required, the Company believes that these filing requirements have been satisfied for the fiscal year ended March 31, 2007, except that Mr. H. Friedman inadvertently failed to timely file a Form 5 related to a gift of shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the beneficial ownership of Common Stock by each director, each nominee for director, Named Executive Officers, executive officers and directors as a group and persons who owned of record more than 5% of the outstanding Common Stock as of July 13, 2007:

	Amount and		Percentage
	Nature of		of Shares
Name	Beneficial Ownership(a)		Outstanding
Dimensional Fund Advisors LP	509,478	(b)	7.6%
1299 Ocean Avenue
Santa Monica, California 90401
LSV Asset Management	378,200	(c)	5.6%
1 N. Wacker Drive, Suite 4000
Chicago, Illinois 60606
Jack Friedman	363,020		5.4%
P.O. Box 21147
Houston, Texas 77226
Harold Friedman	29,206		*
Durga D. Agrawal	0		*
Charles W. Hall	7,268		*
Alan M. Rauch	2,740		*
Hershel M. Rich	39,677	(d)	*
Joel Spira	0		*
Joe L. Williams	2,420		*
William E. Crow	50,555	(e)	*
Ben Harper	61,808	(e)	*
Thomas Thompson	0		*
Officers and directors as a group (12 persons)	556,694	(e)	8.2%

*	Less than 1%.
(a)	Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company’s knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company’s knowledge, owns beneficially more than 5% of the Common Stock except as described above.
(b)	Based upon information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007, and otherwise received from the listed owner, Dimensional Fund Advisors LP (“Dimensional”). Dimensional is deemed to have beneficial ownership of 509,478 shares of the Common Stock as of December 31, 2006. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively referred to herein as the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. All of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.
(c)	Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007.
(d)	Does not include 14,796 shares beneficially owned and voted by the spouse of Mr. Rich, as to which shares beneficial ownership is disclaimed.
(e)	Includes 42,918 shares and 42,918 shares for Messrs. Crow and Harper, respectively, all of which are subject to issuance upon the exercise of stock options within 60 days after July 13, 2007.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

In December 2006, the Audit Committee of our Board of Directors determined that it would reevaluate the selection of our then current independent auditors for the audit engagement for the fiscal year ended March 31, 2007. As a result of such process, on March 7, 2007, the Audit Committee dismissed Ernst & Young LLP (“E&Y”) as our auditors, and, on that same date, the Audit Committee engaged Malone & Bailey, PC (“M&B”) as our new independent auditors.

The reports of E&Y on our financial statements for each of the two most recent fiscal years ended March 31, 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years ended March 31, 2006 and the subsequent interim period through March 7, 2007, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports on the financial statements for such years.

During our two most recent fiscal years ended March 31, 2006 and the subsequent interim period through March 7, 2007, we did not consult with M&B regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written or oral advice was provided by M&B that was a factor considered by the Audit Committee in reaching a decision as to the accounting, auditing or financial reporting issues.

We provided E&Y a copy of the above disclosures and E&Y provided a letter dated March 16, 2007, addressed to the Securities and Exchange Commission (“SEC”) and included with our Current Report on Form 8-K, as amended, filed with the SEC on March 16, 2007, stating that (i) E&Y is in agreement with the statements contained in the second and third paragraph above and our request for such letter as described in the Form 8-K and (ii) E&Y has no basis to agree or disagree with the other statements contained in this section.

The audit committee has approved the appointment of M&B as independent auditors for the fiscal year ending March 31, 2008. Representatives of M&B are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

Regarding fiscal year 2007 and 2006, the Company retained M&B and E&Y to provide services and paid fees therefor as indicated in the following table:

	2007	2006
	Actual Fees	Actual Fees

Audit Fees(1)	$115,026(2)	$160,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	7,116(3)	—

Total Fees	$122,142	$160,000

(1)	Includes fees and expenses paid to date related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes $44,500 paid to E&Y regarding quarterly reviews in fiscal 2007. Also, includes $70,526 paid to M&B for audit fees associated with the fiscal 2007 audit.

(3)	Fees paid to E&Y regarding the filing of an 8-K associated with the change in auditors and a consent letter regarding the Form 10-K for fiscal 2007.

The audit committee has considered whether non-audit services provided by M&B to the Company are compatible with maintaining M&B’s independence.

The audit committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by the Company’s independent public accountants to the Company. With regard to all permissible non-audit services, the audit committee has designated the chairman of the audit committee to approve in advance the provision by the independent public accountants of such services.

There were no services approved by the audit committee pursuant to the de minimus exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2007.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy for the 2008 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 4001 Homestead Road, Houston, Texas 77028 on or before March 28, 2008.

GENERAL

Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or personal interviews.

Appendix A

FRIEDMAN INDUSTRIES, INCORPORATED
SECOND AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the American Stock Exchange.

II.	Compensation

Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.	Meetings

The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.	Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2.	The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3.	The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4.	The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5.	The Committee shall review filings made with the SEC when such review is required by the SEC.

6.	The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as

A-1

required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7.	The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8.	The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

9.	The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10.	The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934.

11.	The Committee shall review and consider the independence of the independent auditor.

12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.

13.	The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

14.	The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.	The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16.	The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17.	The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18.	The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19.	The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20.	The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

A-2

Appendix B

FRIEDMAN INDUSTRIES, INCORPORATED
CHARTER OF THE NOMINATING COMMITTEE

Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the American Stock Exchange (“AMEX”).

II.	Meetings

The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

III.	Responsibilities

The Board has delegated the following authority to the Committee:

1.	The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by AMEX. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a)	An understanding of business and financial affairs and the complexities of a business organization;

(b)	A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c)	A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d)	A willingness to maintain a committed relationship with the Company as a director;

(e)	A willingness and ability to spend the necessary time required to function effectively as a director;

(f)	A reputation for honesty and integrity; and

(g)	Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2.	The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3.	The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4.	The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and AMEX rules and regulations.

5.	The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6.	The Committee shall perform such other functions as required by law or SEC or AMEX requirements.

7.	The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee.

B-1

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 6, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê     Please detach along perforated line and mail in the envelope provided.      ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.
NOMINEES:
o J. Friedman o H. Friedman o W. Crow o D. Agrawal o C. Hall o A. Rauch o H. Rich o J. Spira o J. Williams
☐	FOR ALL NOMINEES		For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 27, 2007 relating to such meeting, receipt of which is hereby acknowledged.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed above. Any proxy or proxies heretofore given by the undersigned are hereby revoked.
☐	FOR ALL EXCEPT (See instructions below)		Please sign below and return in the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN INDUSTRIES INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 6, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Ben Harper and William Crow, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on Thursday, September 6, 2007, at 11:00 a.m. (local time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)